UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 762-3240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, the executive officers of Biota Pharmaceuticals, Inc. (the “Company”) named below were granted equity awards under the Company’s stockholder approved 2007 Omnibus Equity and Incentive Plan (the “Plan”), each as approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”). These awards consisted of performance-based stock options (the “Options”) and market stock units (the “MSUs”).

Awards of the Options and MSUs to the Company’s executive officers were granted in the following amounts:

	Performance-based	Market-based
Recipient	Stock Options	Stock Units
Russell H. Plumb, President and Chief Executive Officer	100,000	25,000
Joseph M. Patti, M.S.P.H., Ph.D, Executive Vice President, Corporate Development & Strategy	62,500	15,625

The Options provide the executive the right to purchase a stated number of shares of the Company’s common stock at an exercise price of $4.13 per share, the closing price of the Company’s common stock on December 5, 2013. The Options will vest in full and become exercisable upon the Company hitting the primary endpoint for its Phase 2 IGLOO trial on or before June 30, 2015, as determined by the Compensation Committee in its sole discretion.

Each MSU provides the executive the right to receive up to 250% of the number of MSUs granted to the executive if certain performance thresholds are met. Payout is based upon the ratio of the Company's trailing average stock price at the end of the performance period over the Company's trailing average stock price at the time of grant and payment will be made in the form of shares of the Company's common stock. The Company's trailing average stock price is determined over a period of 20 consecutive trading days up to, and including, the end of the performance period or the time of grant, as applicable. No MSUs will be earned if the Company’s stock price at the end of the performance period is equal to or less than 50% of the Company’s stock price at the beginning of the performance period. The performance period commenced on December 5, 2013 and ends on January 1, 2017.

Upon the occurrence of a change in control (as defined in the Plan) of the Company prior to the end of the performance period, the performance period will be treated as ending immediately prior to, but contingent upon the consummation of, the change in control and the per share amount of cash and fair market value of other consideration received by the Company’s stockholders as a result of the change in control will be used to determine the executives payout, as further described in the award agreement.

The forms of the Option and MSU award agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01   Exhibits.

(d) The following exhibit is filed as part of this Current Report on Form 8-K.

Number	Description
10.1	Form of Employee Stock Option Agreement under the 2007 Omnibus Equity and Incentive Plan.
10.2	Form of Market-Based Stock Unit Award Agreement under the 2007 Omnibus Equity and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: December 9, 2013	/s/ Russell H Plumb
	Name:	Russell H Plumb
	Title:	President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Number	Description

10.1	Form of Employee Stock Option Agreement under the 2007 Omnibus Equity and Incentive Plan.
10.2	Form of Market-Based Stock Unit Award Agreement under the 2007 Omnibus Equity and Incentive Plan.